Exhibit 32

In connection with the quarterly report on Form 10-Q of StorageNetworks, Inc. (the “Company”) for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2003	/s/ DEAN J. BREDA
Dean J. Breda President and Chief Executive Officer

Date: August 14, 2003	/s/ SCOTT J. DUSSAULT
Scott J. Dussault Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to StorageNetworks, Inc. and will be retained by StorageNetworks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.